UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 13, 2015 (May 11, 2015)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 11, 2015.

(b)
Each of the matters submitted to the stockholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors
The following individuals were elected to serve as directors of the Company for a one year term expiring at the 2016 Annual Meeting of Stockholders.

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Linda G. Alvarado	150,153,643	1,758,937	466,100	22,045,471
Anne M. Busquet	151,294,354	612,524	471,802	22,045,471
Roger Fradin	151,149,880	774,024	484,776	22,045,471
Anne Sutherland Fuchs	150,670,344	1,240,224	468,112	22,045,471
S. Douglas Hutcheson	151,492,508	395,932	490,240	22,045,471
Marc B. Lautenbach	151,348,147	561,896	468,637	22,045,471
Eduardo R. Menascé	149,892,445	1,974,154	512,081	22,045,471
Michael I. Roth	148,953,090	2,939,368	486,222	22,045,471
David L. Shedlarz	150,879,806	1,006,539	492,335	22,045,471
David B. Snow, Jr.	151,033,897	825,721	519,062	22,045,471

Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2015
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2015 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
173,075,904	929,383	418,864	N/A

Proposal 3 – Advisory Vote on Executive Compensation
The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
148,637,098	2,319,367	1,422,215	22,045,471

The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 13, 2015

/s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer